UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): March 1, 2005

Florida Public Utilities Company

(Exact Name of Registrant as Specified in Charter)

_______Florida______ (State or Other Jurisdiction of Incorporation)	__001-10608__ (Commission File Number)	_59-0539080_ (I.R.S. Employer Identification No.)

401 South Dixie Highway, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)
(561) 832-0872

Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Incentive Compensation for Executives.  On March 1, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Florida Public Utilities Company (the “Company”) authorized the payment of cash incentive compensation to the executive officers to be named in the Company’s 2005 proxy statement (the “Named Executive Officers”) in respect of the year ended December 31, 2004.  The awards were determined based substantially on the Company’s and each executive’s performance as measured against performance goals established earlier in 2004.  The Committee approved the following awards for the Named Executive Officers:

Name

Incentive Amount

John T. English,

President and Chief Executive Officer

$ 26,000

Charles L. Stein,

$ 19,000

Senior vice President and Chief Operating Officer

George M. Bachman

$ 18,000

Chief Financial Officer & Treasurer

Each of the above Named Executive Officers is an employee at will.  The Committee will adjust their base salary compensation from time to time as the Committee deems appropriate, generally annually.

Item 2.02.  Results of Operations and Financial Condition

On March 18, 2005, the Company issued a press release reporting results of operations of the Company for the year and quarter ended December 31, 2004.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

_Florida Public Utilities Company__

(Registrant)

Date: _March 18, 2005_____

By:   _/s/ George M. Bachman ____

       Name: George M. Bachman

Title: CFO, Treasurer & Corporate Secretary

274561

INDEX TO EXHIBITS

Exhibit Number

Description

99.1

Press release issued March 18, 2005.